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                                                              File No. 70-8205

                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                         AMENDMENT NO. 7 (POST-EFFECTIVE) TO

                          FORM U-1 APPLICATION-DECLARATION

                                      UNDER THE

                     PUBLIC UTILITY HOLDING COMPANY ACT OF 1935


                         CENTRAL AND SOUTH WEST CORPORATION
                            1616 Woodall Rodgers Freeway
                                   P.O. Box 660164
                                Dallas, Texas  75202

                                  CSW ENERGY, INC.
                            1616 Woodall Rodgers Freeway
                                   P.O. Box 660789
                                Dallas, Texas  75202

                    (Names of companies filing this statement and
                      addresses of principal executive offices)


                         CENTRAL AND SOUTH WEST CORPORATION
                   (Name of top registered holding company parent)

                                Stephen J. McDonnell
                                      Treasurer
                         Central and South West Corporation
                            1616 Woodall Rodgers Freeway
                                   P.O. Box 660164
                                Dallas, Texas  75202

                                   Terry D. Dennis
                                      President
                                  CSW Energy, Inc.
                            1616 Woodall Rodgers Freeway
                                   P.O. Box 660789
                                Dallas, Texas  75202

                                   Joris M. Hogan
                           Milbank, Tweed, Hadley & McCloy
                              One Chase Manhattan Plaza
                              New York, NY  10005-1413

                     (Names and addresses of agents for service)

                    Respectfully request that copies be sent to:

Adam Wenner                                    Edwin F. Feo
Milbank, Tweed, Hadley & McCloy                Milbank, Tweed, Hadley &
International Square Building                  McCloy
1825 Eye Street, N.W., Suite 1100              601 South Figueroa Street
Washington, D.C.  20006                        Los Angeles, CA  90017





      Central and South West Corporation, a Delaware corporation ("CSW") and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act") and CSW Energy, Inc., a Texas corporation and wholly-owned nonutility subsidiary of CSW ("Energy"), hereby file this Amendment No. 7 (post-effective) to the Form U-1 Application-Declaration (the "Application-Declaration") in order to amend the Application-Declaration in the manner described below. Except as provided in this Amendment No. 7 (post-effective) (this "Amendment"), the Application-Declaration remains as previously filed.


Item 6.  Exhibits and Financial Statements
      Item 6 is hereby amended to file the following amended exhibit:

      Amended
      Exhibit 4 - Financial Statements per books and pro forma as of September 30, 1995 of CSW and Subsidiaries (consolidated), CSW and Energy.
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                               S I G N A T U R E

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 16, 1995

                             CENTRAL AND SOUTH WEST CORPORATION
                            By:/s/ STEPHEN J. MCDONNELL
                             Stephen J. McDonnell
                             Treasurer

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                               S I G N A T U R E

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 16, 1995

                                    CSW ENERGY, INC.

                                    By:/s/ TERRY D. DENNIS
                                    Terry D. Dennis
                                    President and Chief Executive Officer



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EXHIBIT                                                          TRANSMISSION
NUMBER                              EXHIBIT                      METHOD
-------                             -------                      ------------

4                     Financial Statements per books and         Electronic
                      pro forma as of September 30, 1995 of
                      CSW and Subsidiaries (consolidated),
                      CSW and Energy.